                                                                     Exhibit 5.1
                                 August 27, 2002

Westwood Holdings Group, Inc.
300 Crescent Court, Suite 1300
Dallas, Texas 75201

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement covers an aggregate of 948,100 shares of common stock, $0.01 par value per share (the "Shares"), of the Company to be issued pursuant to the Westwood Holdings Group, Inc. Stock Incentive Plan (collectively, the "Plan").

         In rendering this opinion we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended to date, and such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

         Based upon (i) our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, (ii) our review of the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions, and (iii) representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Shares as determined pursuant to the Plan, the Shares will be legally issued, fully paid and nonassessable shares of common stock of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                        Very truly yours,

                                        LOCKE LIDDELL & SAPP LLP


                                        By:   /s/ John B. McKnight
                                              ----------------------------------
                                              John B. McKnight